                                                                 EXHIBIT (d)(14)

NEITHER THIS OPTION (OR THE SHARES OF STOCK ISSUABLE UPON EXERCISE OF THIS OPTION) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS OPTION OR SUCH SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

No. [_______]                                                Option to subscribe

Issue Date:[_______]                                        for [_______] Shares

                 THE EDISON PROJECT INC. TRANCHE 1 STOCK OPTION

                  THIS CERTIFIES that, for value received, [_______] ("Holder"), is entitled to subscribe for and purchase from The Edison Project Inc., a Delaware corporation (the "Company"), at a price of $1.50 per share (the "Exercise Price"), the number of shares of the Company's Series A Common Stock first shown above (as adjusted pursuant to the provisions hereof, the "Option Shares"). This Option is issued pursuant to the Subscription Agreement, dated as of December 30, 1997, (the "Subscription Agreement") by and among the Company, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Investor Investments AB, WSI Inc. and certain Other Investors (as defined therein).

                  This Option is subject to the following provisions, terms and conditions:

                  1.       Vesting; Term; Exercise.

                  (a) The rights of Holder to exercise this Option shall vest as follows: (i) on or before January 1, 2000 upon the Company's completion of a Qualified Offering (as defined below) at a price per share (or the equivalent) of $8.00 or more or (ii) after January 1, 2000 and on or before January 1, 2001, upon the Company's completion of a Qualified Offering at a price per share (or the equivalent) of $12.00 or more. If the Company shall not have completed a Qualified Offering on the terms discussed above on or before January 1, 2001, this Option shall expire, and Holder shall have no further rights hereunder.

                  (b) A "Qualified Offering" means the closing of (i) the sale by the Company and/or its stockholders of equity securities of the Company to the public in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act of 1933, as amended (or any successor statute), which has been declared effective by the Securities and Exchange Commission (or any successor entity) or
(ii) a private placement by the Company and/or its stockholders with aggregate gross proceeds of at least $50,000,000 to the Company and/or its stockholders.

                  (c) The rights of Holder to exercise this Option shall expire on the tenth anniversary of the vesting of the Option as provided in paragraph 1(a) above. The date specified in the preceding sentence shall be, the "Expiration Date" hereunder.

                  (d) Subject to the preceding paragraphs 1(a) and (c), Holder may exercise this Option, in whole or in part from time to time (but not as to a fractional share of the Series A Common Stock) by on or before such day
(i) giving written notice to the Company in the form attached hereto and (ii) transferring to the account designated by the Company immediately available funds in an amount equal to aggregate Exercise Price of the Option Shares in respect of which this Option is then being exercised along with any amounts required to be withheld by the Company and remitted to any taxing authority by reason of the exercise of the Option in respect of such Option Shares.

                  (e) Upon the exercise of any portion of this Option, the books and records of the Company shall be appropriately amended to reflect Holder's acquisition of the Options Shares then purchased, and certificates representing such Option Shares shall be delivered to Holder (or its designee(s)) as promptly as practicable after such date.

                  2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that (a) all Option Shares will, upon issuance, be validly issued, fully paid, nonassessable, (b) at all times during the period during which this Option may be exercised, the Company shall have authorized and reserved for the purpose of issue upon the exercise of this Option, a sufficient number of shares of Series A Common Stock, free from any pre-emptive rights, to provide for the exercise of this Option in full, (c) the Company shall take all action necessary to assure that such shares of Series A Common Stock may be so issued without violation of any applicable law or regulation, or any requirements of any securities exchange upon which the Series A Common Stock may be listed, provided, however, that the Company shall not be required to register the sale of any shares of Series A Common Stock with the SEC except as specifically provided herein.

                  3.       Adjustment to the Number of Option Shares.

                  (a) Upon any capital transaction, business combination, or reorganization (a "Reorganization") of the Company or the Company's business, the number of Option Shares which may be purchased hereunder and the Exercise Price per share shall be adjusted so that Holder shall thereafter be entitled to receive, upon the exercise of the Option, the number of shares or other equity interest or entitlement that Holder would have been entitled to receive upon the occurrence of such event had Holder exercised the Option immediately prior to the occurrence of such event, with the number of Option Shares and the Exercise Price per share as so revised to be subject to (i) adjustment appropriately to reflect stock splits, stock dividends, combinations and sales of all or substantially all the assets of the Company and (ii) dilution in the same manner as the Series A Common Stock outstanding immediately following such event.

                  (b) Upon any adjustment required by this Section 3, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to Holder at the address shown on the books of the Company, which notice shall state the increase or decrease, if any, in the number of Option

Shares issuable upon the exercise of this Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (c) If at any time: (i) the Company shall declare any dividend of cash, stock or property upon or make any other distribution in respect of the Series A Common Stock, (ii) the Company shall offer for subscription pro rata to the holders of Series A Common Stock any additional shares of stock of any class or other securities or rights, (iii) there shall be any Reorganization, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company (collectively, "Dissolution"), then the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company (A) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such Reorganization or Dissolution, and (B) in the case of any such Reorganization or Dissolution, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Series A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Series A Common Stock shall be entitled to exchange their Series A Common Stock for securities or other property deliverable upon such Reorganization or Dissolution, as the case may be.

                  (d) If any event occurs as to which, in the good faith opinion of the Board of Directors, the other provisions of this paragraph 3 are not strictly applicable, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with the essential intent and principles of this paragraph 3, so as to protect such purchase rights, but in no event shall any such adjustment have the effect of increasing the Exercise Price.

                  4. Registration. Any registration rights which accrue to Holder (or its permitted assignee(s)) with respect to any equity interests in the Company (or its successor) shall apply to any equity obtained by Holder (or its permitted assignee(s)) upon the exercise in whole or in part of this Option.

                  5. Closing of Books. The Company will at no time close its transfer books against the transfer of the Option or any Option Shares issued or issuable upon the exercise of the Option in any manner that interferes with the timely exercise of this Option, unless the Company is advised by its counsel that such closing is required by applicable law or the rules of any exchange upon which such shares of Series A Common Stock are listed, and then only for so long as required by such law or rules.

                  6. Mutilated or Missing Option Certificates. If this Option is mutilated when surrendered to the Company, or the Company receives evidence to its reasonable satisfaction of the destruction, loss or theft of this Option, the Company shall issue, without charge, a replacement Option. If requested by the Company, Holder shall supply an indemnity on customary terms to protect the Company from any loss that it may suffer upon the replacement of this Option.

                  7. No Voting Rights. This Option shall not entitle Holder, as long as this Option is not exercised, to any voting rights or other rights as a stockholder of the Company.

                  8. Parties in Interest; Assignability. The Company may not assign its obligations under this Option except, upon written notice to Holder, to any entity to which all or substantially all of the Company's business or assets are transferred, provided, however, that the rights and obligations of the Company under this Option shall be binding upon and inure to the benefit of the successors and assigns of the Company and their affiliates, including any transferee of all or substantially all of the business or assets of the Company. Holder may (a) at any time and from time to time (i) pledge any vested portion of this Option or (ii) transfer this Option to an Affiliate (as defined in the Company's

Shareholders' Agreement dated December 30, 1997, as amended from time to time) and (b) by written notice to the Company in the form attached hereto, sell, assign, transfer or otherwise dispose of any vested portion of this Option.

                  9. Governing Law. This Option governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.


                  IN WITNESS WHEREOF, the Company has duly executed and delivered this Option to Holder as of the date first set forth above.

                                              THE EDISON PROJECT INC.

                                              By:_______________________________
                                                 Name: Laura Eshbaugh
                                                 Title: President

                           FORM OF NOTICE OF EXERCISE

                           ____________________, 199__

To:               THE EDISON PROJECT INC.

                  The undersigned, pursuant to the provisions set forth in the Option issued to the undersigned on _______________, hereby subscribes for and agrees to purchase _____ shares of the Series A Common Stock covered by such Option, and makes payment herewith in full therefor at the price per share provided by such Option.

Dated: _______________, ______

Name of Holder: _________________________________

By: _____________________________________________
       Name:
       Title:

Address: ________________________________________
         ________________________________________

                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED ______________________________ hereby
sells, assigns and transfers all of the rights of the undersigned under the Option, with respect to the number of shares of the Series A Common Stock covered thereby set forth herein below unto:

Name of Assignee           Address            Number of Shares
----------------           -------            ----------------

Dated: _______________, ______

Name of Holder: _________________________________

By: _____________________________________________
       Name:
       Title:

Address: _______________________________________
         _______________________________________